UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

DUET Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41237	87-2744116
(Commission File Number)	(IRS Employer Identification No.)

V03-11-02, Designer Office,

V03, Lingkaran SV, Sunway Velocity,

Kuala Lumpur, Malaysia 55100

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +60-3-9201-1087

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	DUETU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	DUET	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	DUETW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Trust Agreement

On January 24, 2022, DUET Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated January 19, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”), which Trust Agreement governs the trust account in which a portion of the proceeds of the Offering were placed (the “Trust Account”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-261494) for the Offering.

On April 19, 2023, at 8:00 a.m. ET, the Company held a virtual special meeting of its stockholders at https://www.cstproxy.com/duetcorp/2023, pursuant to due notice (the “Special Meeting”). At the Special Meeting, the stockholders of the Company entitled to vote at the meeting cast their votes and approved a proposal to amend the Trust Agreement to allow the Company to extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination by an additional nine months, pursuant to nine one-month extensions, from April 24, 2023 to January 24, 2024 (the “Trust Amendment”) by depositing into the Trust Account the lesser of (i) $175,000 or (ii) $0.055 per share for each public share that is not redeemed in connection with the Special Meeting for each such one-month extension, unless the closing of the Company’s initial business combination shall have occurred. The procedures in the Trust Amendment conform to the procedures contained in an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) that was also approved by the Company’s stockholders at the Special Meeting and is described under Item 5.03 below, which description is incorporated herein by reference. The Company and Continental entered into the Trust Amendment on April 20, 2023.

The foregoing summary of the Trust Amendment is qualified by the full text of Amendment No. 1 to the Investment Management Trust Agreement dated April 20, 2023 by and between the Company and Continental, included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2023, the Company deposited an aggregate of $175,000 (the “Extension Payment”) into the Trust Account, representing approximately $0.03 per public share remaining outstanding after the redemptions described below, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from April 24, 2023 to May 24, 2023 (the “First Extension”). The First Extension is the first of up to nine monthly extensions permitted under the Company’s Amended and Restated Certificate of Incorporation, as amended by the Charter Amendment, as discussed in Items 5.03 and 5.07 of this report.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment to Certificate of Incorporation

As described in Item 5.03 below, which description is incorporated herein by reference, the stockholders of the Company approved the Charter Amendment at the Special Meeting, and the Company subsequently filed the Charter Amendment with the Secretary of State of the State of Delaware on April 20, 2023.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The stockholders of the Company approved the Charter Amendment at the Special Meeting, changing the structure and cost of the Company’s right to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), included as part of the units sold in the Offering.

The Charter Amendment allows the Company to extend the Termination Date from April 24, 2023 to January 24, 2024, or such earlier date as determined by the board of directors, pursuant to nine one-month extensions, provided that (i) DUET Partners, LLC, the Company’s sponsor (the “Sponsor”), or its affiliates or permitted designees deposit into the Trust Account the lesser of (x) $175,000 or (y) $0.055 per share for each public share that was not redeemed in connection with the Special Meeting for each such one-month extension (each an “Extension”) by the applicable deadline, unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination and (ii) the procedures relating to any such Extension, as set forth in the Trust Agreement, as amended by the Trust Amendment, shall have been complied with. If following an Extension, the Termination Date, as extended, falls on a day that is not a business day, such extended Termination Date will be automatically extended to the next succeeding business day.

Following receipt of stockholder approval of the Charter Amendment, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware on April 20, 2023. The foregoing summary is qualified by the full text of the Charter Amendment, which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 19, 2023, at 8:00 a.m. ET, the Company held a virtual special meeting of its stockholders at https://www.cstproxy.com/duetcorp/2023, pursuant to due notice. On the record date of March 16, 2023, there were 11,257,500 shares of common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, the stockholders of the Company voted on two of the three proposals presented, the Extension Amendment Proposal and the Trust Amendment Proposal, each as described in the proxy statement dated March 24, 2023. The stockholders of the Company entitled to vote at the Special Meeting cast their votes as described below:

Proposal 1 - Extension Amendment Proposal

The stockholders of the Company approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, which we refer to as a “business combination,” (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s Class A Common Stock included as part of the units sold in the Offering from April 24, 2023 to January 24, 2024, or such earlier date as determined by the board of directors, pursuant to nine one-month extensions, provided that (i) the Sponsor or its affiliates or permitted designees will deposit into the Trust Account the lesser of (x) $175,000 or (y) $0.055 per share for each public share that was not redeemed in connection with the Special Meeting for each such one-month extension, unless the closing of the Company’s initial business combination shall have occurred, in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination and (ii) the procedures relating to any such extension, as set forth in the Trust Agreement, shall have been complied with. The following is a tabulation of the voting results:

Common Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,328,444 (82.9%)	440,277 (3.9%)	—	—

Proposal 2 - Trust Amendment Proposal

The stockholders of the Company approved the proposal (the “Trust Amendment Proposal”) to amend the Trust Agreement to allow the Company to extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination for an additional nine months, pursuant to nine one-month extensions, from April 24, 2023 to January 24, 2024, by depositing into the Trust Account the lesser of (x) $175,000 or (y) $0.055 per share for each public share that was not redeemed in connection with the Special Meeting for each such one-month extension, unless the closing of the Company’s initial business combination shall have occurred. The following is a tabulation of the voting results:

Common Stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,328,444 (82.9%)	440,277 (3.9%)	—	—

Proposal 3 – Adjournment Proposal

The third proposal to adjourn the Special Meeting (the “Adjournment Proposal”), was not presented at the Special Meeting because the Extension Amendment Proposal and the Trust Amendment Proposal received sufficient favorable votes to be adopted.

Item 7.01. Regulation FD Disclosure.

A press release describing the results of the Special Meeting and the Company’s intention to obtain the First Extension to the Termination Date is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01. Other Events.

Redemption of Public Shares

In connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the Special Meeting, holders of 3,580,986 shares of the Company’s Class A Common Stock exercised their right to redeem those shares for cash at an approximate price of $10.38 per share, for an aggregate of approximately $37.2 million. Following the payment of the redemptions, the Trust Account will have a balance of approximately $52.4 million before the Extension Payment.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amendment to the Amended and Restated Certificate of Incorporation dated April 20, 2023.

10.1	Amendment No. 1 to the Investment Management Trust Agreement dated April 20, 2023 by and between the Company and Continental Stock Transfer and Trust Company.

99.1	Press Release dated April 24, 2023

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUET Acquisition Corp.

Date: April 24, 2023	By:	/s/ Yeoh Oon Lai
Yeoh Oon Lai
Co-Chief Executive Officer